CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of
Austin Chalk Oil & Gas, Inc.
a Nevada corporation (the "Company"), on 10-QSB for September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Darrel Figg, (President / Director of the Company, on September 30, 2004), certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Darrel Figg
Darrel Figg
President/Director

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of
Austin Chalk Oil & Gas, Inc.
a Nevada corporation (the "Company"), on 10-QSB for September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Marlen L. Roepke, (Secretary Officer Director of the Company, on September 30, 2004), certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004 by

/s/ Marlen L. Roepke
Marlen L. Roepke
Secretary/Director